Exhibit 23.1







                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the inclusion in this registration statement on Form S-8 of our report dated January 15, 1997, on our audits of the consolidated financial statements of Hannaford Bros. Co. and Subsidiaries, which report is included in the annual report on Form 10-K for the year ended December 28, 1996.


                                             s/ Coopers & Lybrand L.L.P.
                                             Coopers & Lybrand L.L.P.


  Portland, Maine
  December 1, 1997